SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 5, 2014

MERRILL LYNCH DEPOSITOR, INC.

(on behalf of PPLUS TRUST SERIES GSC-1)

(Exact name of registrant as specified in its charter)

Delaware	001-32153	13-3891329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

One Bryant Park, 4th FL Structured Credit Trading New York, New York (Address of principal executive offices)		10036 (Zip Code)

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Registrant’s telephone number, including area code: (646) 855-6745

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

On June 5, 2014, The Bank of New York Mellon, as Trustee for the PPLUS Trust Series GSC-1 Trust (the “Trust”), issued two press releases regarding the receipt of a notice of exercise of the outstanding Warrants representing the right to acquire (a) 2,000,000 of the Class A Trust Certificates at an exercise price equal to $25 for each security being exercised plus accrued and unpaid interest up to, but excluding the Exercise Date and (b) 2,000,000 of the Class B Trust Certificates at an exercise price equal to the sum of the present values, discounted at a rate of 6.345% per annum, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B Certificateholders by the Trust on or after the Exercise Date. The funds to pay the exercise price have been deposited with The Bank of New York Mellon as escrow agent. There is currently a tender offer for the securities held by the Trust (the “Tender Offer”). If the Tender Offer settles and the warrant agent receives notice thereof from the holder of the Warrants before July 7, the “Exercise Date” will be the date that funds are received in connection with the Tender Offer and the escrow agent receives notice thereof from the holder of the Warrants (or the next business day if notice is received after 1:00pm New York time), otherwise the “Exercise Date” will be July 7. A copy of each of the press releases is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 5, 2014

MERRILL LYNCH DEPOSITOR, INC.

By: /s/ Dylan Lohonen

Name: Dylan Lohonen

Title: President

EXHIBIT INDEX

Exhibit 99.1 Two Press Releases, dated June 5, 2014